As filed with the Securities and Exchange Commission on September 24, 1997
                                                     Registration No. 333-33267
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 2

                                       to

                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               DIMON Incorporated
             (Exact name of registrant as specified in its charter)
            Virginia                                    54-1746567
 (State or other jurisdiction                        (I.R.S. Employer
        of incorporation)                           Identification No.)
                                512 Bridge Street
                            Danville, Virginia 24541
                                 (804) 792-7511
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               Claude B. Owen, Jr.
                Chairman of the Board and Chief Executive Officer
                                512 Bridge Street
                            Danville, Virginia 24541
                                 (804) 792-7511
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

    Thurston R. Moore
    Randall S. Parks                 Gregory A. Fernicola                      Raymond B. Check
    Hunton & Williams      Skadden, Arps, Slate, Meagher & Flom LLP   Cleary, Gottlieb, Steen & Hamilton
  951 East Byrd Street                 919 Third Avenue                        One Liberty Plaza
Richmond, Virginia 23219           New York, New York 10022                New York, New York 10006

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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



                                EXPLANATORY NOTE

         The purpose of this Amendment is to file certain exhibits to the Registration Statement not previously filed.

                                    Part II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

1.1    Form of Underwriting Agreement

3.1    Amended and Restated Articles of Incorporation of
       DIMON Incorporated (incorporated herein by reference to Appendix VII to DIMON Incorporated's Joint Proxy
       Statement included in DIMON Incorporated's
       Registration Statement on Form S-4 (File No.
       33-89780))

3.2    Amended and Restated By-Laws of DIMON Incorporated
       (incorporated herein by reference to Exhibit 3.2 to DIMON Incorporated's Registration Statement on Form
       S-4 (File No. 33-89780))

4.1 Specimen of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to DIMON
       Incorporated's Registration Statement on Form S-4
       (File No. 33-89780))

4.2    Article III of the Amended and Restated Articles of
       Incorporation of DIMON Incorporated (included in
       Exhibit 3.1)

4.3    Article III of the Amended and Restated By-Laws of
       DIMON Incorporated (included in Exhibit 3.2)

4.4 Rights Agreement, dated as of March 31, 1995, between DIMON Incorporated and First Union National Bank of North Carolina, as Rights Agent (incorporated herein by reference to Exhibit 4 to DIMON Incorporated's Current Report on Form 8-K, dated April 1, 1995)

5.1 Opinion of Hunton & Williams as to certain legal matters**

10.1 $500,000,000 Credit Agreement, dated as of June 27, 1997, among the Company, the lenders named therein, NationsBank, N.A., as administrative agent, First Union National Bank, as documentation agent, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Rabobank Nederland, New York Branch, and Societe Generale, as co-agents (the "Credit Agreement")**

10.2 Form of Note issued by the Company in connection with the Credit Agreement**

10.3   Guaranty, dated as of June 27, 1997, by DIMON
       International, Inc. and Florimex Worldwide, Inc. of the obligations of the Company arising under the Credit Agreement**

23.1   Consent of Price Waterhouse LLP**

23.2   Consent of Ernst & Young LLP

23.3   Consent of Ernst & Young LLP

23.4   Consent of Price Waterhouse**

23.5   Consent of Price Waterhouse**

23.6   Consent of John A. Geddes**

23.7   Consent of Bureau Sugec**

23.8   Consent of Hunton & Williams (included in Exhibit 5.1)**

23.9   Consent of KPMG Fernandez, Santos & Lopez

23.10  Consent of KPMG Fernandez, Santos & Lopez

23.11  Consent of KPMG Fernandez, Santos & Lopez

23.12  Consent of KPMG Fernandez, Santos & Lopez

23.13  Consent of KPMG Peat Marwick

23.14  Consent of Nanayakkara & Co.

23.15  Consent of Price Waterhouse

24     Powers of Attorney of Directors and Officers of the Registrant**

--------------------
**Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danville, Commonwealth of Virginia, on September 24, 1997.


                                         DIMON INCORPORATED
                                         (Registrant)



                                         By:/s/ Brian J. Harker
                                           ------------------------
                                           Brian J. Harker
                                           Executive Vice President and
                                           Chief Financial Officer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 24, 1997.

        Signature                            Title
     ---------------                         -----

/s/   Claude B. Owen, Jr.*                   Chairman of the Board and
--------------------------                   Chief Executive Officer
   Claude B. Owen, Jr.

/s/   Brian J. Harker                        Executive Vice President and
--------------------------                   Chief Financial Officer
    Brian J. Harker

/s/   Jerry L. Parker*                       Vice President-Controller
--------------------------                   (Principal Accounting Officer)
    Jerry L. Parker

/s/   Louis N. Dibrell, III*                 Director
----------------------------
  Louis N. Dibrell, III

/s/   R. Stuart Dickson*                     Director
--------------------------
      R. Stuart Dickson

/s/   Henry F. Frigon *                      Director
--------------------------
     Henry F. Frigon

/s/  John M. Hines*                          Director
--------------------------
     John M. Hines

        Signature                            Title
     ---------------                         -----

/s/  James E. Johnson, Jr.*                 Director
--------------------------
     James E. Johnson, Jr.


/s/  Thomas F.Keller*                       Director
--------------------------
     Thomas F. Keller


/s/  Joseph L. Lanier, Jr.*                 Director
--------------------------
     Joseph L. Lanier, Jr.


/s/  Albert C. Monk, III*                   Director
--------------------------
     Albert C. Monk, III


/s/  Robert T. Monk, Jr.*                   Director
--------------------------
     Robert T. Monk, Jr.


/s/  Norman A. Scher*                       Director
--------------------------
     Norman A. Scher


/s/  William R. Slee*                       Director
--------------------------
     William R. Slee


/s/  Anthony C.B. Taberer*                  Director
--------------------------
     Anthony C.B. Taberer


*By: /s/  Brian J. Harker
    --------------------------
      Attorney - in - Fact

                                  EXHIBIT INDEX
Exhibit
Number           Exhibit                                               Page
-------         ---------                                             ------

  1.1         Form of Underwriting Agreement

  3.1 Amended and Restated Articles of Incorporation of DIMON Incorporated (incorporated by reference to Appendix VII to DIMON
              Incorporated's Joint Proxy Statement included in DIMON Incorporated's Registration Statement on Form S-4 (File No. 33-89780))

  3.2         Amended and Restated By-Laws of DIMON
              Incorporated (incorporated herein by reference to Exhibit 3.2 to DIMON Incorporated's
              Registration Statement on Form S-4 (File No.
              33-89780))

  4.1         Specimen of Common Stock Certificate
              (incorporated herein by reference to Exhibit
              4.1 to DIMON Incorporated's Registration
              Statement on Form S-4 (File No. 33-89780))

  4.2         Article  III  of  the  Amended  and  Restated
              Articles  of   Incorporation  of  DIMON
              Incorporated (included in Exhibit 3.1)

  4.3         Article III of the Amended and  Restated
              By-Laws of DIMON  Incorporated  (included  in
              Exhibit 3.2)

  4.4 Rights Agreement, dated as of March 31, 1995, between DIMON Incorporated and First Union National Bank of North Carolina, as Rights Agent (incorporated by reference to Exhibit 4 to DIMON Incorporated's Current Report on Form 8-K, dated April 1, 1995)

  5.1 Opinion of Hunton & Williams as to certain legal matters**

 10.1 $500,000,000 Credit Agreement, dated as of June 27, 1997, among the Company, the lenders named therein, NationsBank, N.A., as administrative agent, First Union National Bank, as documentation agent, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
              Rabobank Nederland, New York Branch, and
              Societe Generale, as co-agents (the "Credit
              Agreement")**

 10.2         Form of Note issued by the Company in
              connection with the Credit Agreement**

 10.3         Guaranty,  dated as of June  27,  1997,  by
              DIMON  International,  Inc.  and  Florimex
              Worldwide, Inc. of the obligations of the Company arising under the Credit Agreement**

 23.1         Consent of Price Waterhouse LLP**

 23.2         Consent of Ernst & Young LLP

 23.3         Consent of Ernst & Young LLP

 23.4         Consent of Price Waterhouse**

 23.5         Consent of Price Waterhouse**

 23.6         Consent of John A. Geddes**

 23.7         Consent of Bureau Sugec**

 23.8         Consent of Hunton & Williams (included in
              Exhibit 5.1)**

 23.9         Consent of KPMG Fernandez, Santos & Lopez

 23.10        Consent of KPMG Fernandez, Santos & Lopez

 23.11        Consent of KPMG Fernandez, Santos & Lopez

 23.12        Consent of KPMG Fernandez, Santos & Lopez

 23.13        Consent of KPMG Peat Marwick

 23.14        Consent of Nanayakkara & Co.

 23.15        Consent of Price Waterhouse

 24 Powers of Attorney of Directors and Officers of the Registrant**

--------------------
**Previously filed.